Exhibit 99.3

BioTime’s Subsidiary Cell Cure Neurosciences Ltd. Files an IND with the FDA for OpRegen® Designed to Treat Patients with Dry-AMD

  IND filed for a Phase I/IIa dose escalation trial in patients with dry-AMD
  No approved therapy exists for dry-AMD, the leading cause of visual impairment in the aging population
  OpRegen® will be the first preparation of xeno-free RPE cells to be evaluated clinically for dry-AMD

ALAMEDA, Calif. & JERUSALEM--(BUSINESS WIRE)--October 6, 2014--BioTime, Inc. (NYSE MKT: BTX), HBL Hadasit Bio-Holdings Ltd. (TASE: HDST, OTC: HADSY) and Cell Cure Neurosciences Ltd. (Cell Cure) today announced that Cell Cure has filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (FDA) seeking to initiate a Phase I/IIa clinical trial of OpRegen® in patients with geographic atrophy (GA), the severe stage of the dry form of age-related macular degeneration (dry-AMD). OpRegen® consists of retinal pigment epithelial (RPE) cells derived from human embryonic stem cells and is intended to be administered as a single dose into the subretinal space of patients’ eyes in order to treat this leading cause of blindness.

The design of the proposed clinical trial, “Phase I/IIa Dose Escalation Safety and Efficacy Study of Human Embryonic Stem Cell-Derived Retinal Pigment Epithelium Cells Transplanted Subretinally in Patients with Advanced Dry-Form Age-Related Macular Degeneration with Geographic Atrophy,” is based on a pre-IND meeting with the FDA and a series of earlier interactions with the agency. Patients will undergo a single transplantation and the study will explore three different doses of OpRegen®. Following transplantation, the patients will be followed over 12 months at specified intervals and then at longer time periods, to evaluate the safety and tolerability of the product. A secondary objective of the clinical trial will be to explore the ability of transplanted OpRegen® to engraft, survive, and moderate the disease progression.

“The filing of this IND is the culmination of 12 years of research and development starting at the Hadassah Human Embryonic Stem Cell Research Center at Hadassah University Medical Center, Jerusalem, Israel, under the direction of Prof. Benjamin Reubinoff, MD, PhD and continuing at Cell Cure Neurosciences Ltd.,” said Charles S. Irving Ph.D., Cell Cure’s CEO. “We look forward to initiating the clinical trial that will, for the first time, utilize xeno-free grade human embryonic stem cell derived RPE cells with high purity and potency, for the treatment of geographic atrophy, the severe stage of dry-AMD.”

About Age-Related Macular Degeneration

Age-related macular degeneration (AMD) is one of the major diseases of aging and is the leading eye disease responsible for visual impairment of older persons in the US, Europe and Australia. AMD affects the macula, which is the part of the retina responsible for sharp, central vision that is important for facial recognition, reading and driving. There are two forms of AMD. The dry form (dry-AMD) advances slowly and painlessly until it progresses to the severe form called geographic atrophy (GA). Once the atrophy reaches the fovea (the center of the macula), patients lose their central vision and may develop legal blindness. There is currently no effective treatment for dry-AMD. There are about 1.6 million new cases of dry-AMD in the US annually. The yearly economic loss to the gross domestic product in the United States from dry-AMD has been estimated to be $24.4 billion. The market opportunity for a treatment for GA has been estimated at over $5 billion globally. About 10% of patients with dry-AMD develop wet-AMD, which is an acute disease and can lead to severe visual loss in a matter of weeks. Wet-AMD can be treated with currently-marketed VEGF inhibitors such as Lucentis or Eylea, however, such products typically require frequent repeated injections in the eye, and patients often continue to suffer from the continued progression of the underlying dry-AMD disease process. Current estimated annual sales of VEGF inhibitors for the treatment of the wet form of AMD are estimated to be about $7 billion worldwide. The root cause of the larger problem of dry-AMD is believed to be the dysfunction of RPE cells. One of the most exciting therapeutic approaches to dry-AMD is the transplantation of healthy, young RPE cells to support and replace the patient’s old degenerating RPE cells and to head off the advancing atrophy before it reaches the fovea. One of the most promising sources of healthy RPE cells is cells derived from pluripotent stem cells.

About OpRegen®

Cell Cure's OpRegen® consists of RPE cells that are produced using a proprietary process that drives the differentiation of human embryonic stem cells into high purity RPE cells. OpRegen® is also “xeno-free," meaning that no animal products were used either in the derivation and expansion of the human embryonic stem cells or in the directed differentiation process. The avoidance of the use of animal products eliminates some safety concerns. OpRegen® is formulated as a suspension of RPE cells. Preclinical studies in mice have shown that following a single subretinal injection of OpRegen® as a suspension of cells, the cells can rapidly organize into their natural monolayer structure and survive throughout the lifetime of the animal. OpRegen® will be an “off-the-shelf” allogeneic product provided to retinal surgeons in a final formulation ready for transplantation. Unlike treatments that require multiple injections into the eye, such as currently-marketed products like Lucentis and Eylea for wet-AMD, it is expected that OpRegen® would be administered in a single procedure.

About Cell Cure Neurosciences Ltd.

Cell Cure Neurosciences Ltd. was established in 2005 as a subsidiary of ES Cell International Pte. Ltd. (ESI), now a subsidiary of BioTime, Inc. (NYSE MKT: BTX). Cell Cure’s second largest shareholder is HBL Hadasit Bio-Holdings, (TASE: HDST, OTC: HADSY). Cell Cure is located in Jerusalem, Israel on the campus of Hadassah Medical Center. Cell Cure's mission is to become a leading supplier of human cell-based therapies for the treatment of retinal and neural degenerative diseases. Its technology platform is based on the manufacture of diverse cell products sourced from clinical-grade (GMP-compatible) human embryonic stem cells. Its current focus is the development of retinal pigment epithelial (RPE) cells for the treatment of age-related macular degeneration. Cell Cure's major shareholders include BioTime, Inc., HBL Hadasit Bio-Holdings Ltd., Teva Pharmaceuticals Industries Ltd. (NYSE: TEVA), and Asterias Biotherapeutics (OTCBB: ASTY). Additional information about Cell Cure can be found on the web at www.cellcureneurosciences.com. A video of a presentation by Cell Cure’s CEO Dr. Charles Irving is available on BioTime’s website.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias trades publicly under the symbol ASTY.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with four clinical studies currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE MKT, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

About HBL Hadasit Bio-Holdings Ltd., Inc.

HBL Hadasit Bio-Holdings Ltd. (“HBL”) (TASE: HDST, OTC: HADSY) was established and issued by HADASIT (the technology transfer company of the Hadassah University Hospital) in 2006 with the aim to promote the knowledge and experience gained from the research laboratories of Hadassah Medical Center. HBL holds equity in six biotechnology companies, all of which have already demonstrated feasibility - efficacy in animal models, and - three of which are already in human clinical trials. Companies included in HBL are companies that develop drugs with blockbuster potential (markets designated totaling over a billion dollars) active in the fields of cancer, inflammatory diseases and tissue regeneration using stem cells - areas in which the Hadassah Medical Center has vast expertise and global leadership. HBL is managed by Tami Kfir. For more information visit our website: www.hbl.co.il

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
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